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                                                             Exhibit 23(c)


We consent to the incorporation by reference in this Form 8-K/A, Amendment
No. 2, of our report dated February 10, 1998, on our audit of the consolidated financial statements of Continental Radio Broadcasting, L.L.C. as of December 31, 1997 and for the year then ended, appearing in the registration statement on Form S-4 (SEC File No. 333-46435) of Regent Communications, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



PricewaterhouseCoopers LLP

Cincinnati, Ohio
February 10, 1998